Exhibit 99.1

TITAN REPORTS RECORD REVENUES AND BACKLOG

FOR FIRST QUARTER 2005

First Quarter Revenues Increase 23% to $559 Million

Adjusted EPS(1) of $0.25 Exceeds First Call Consensus by $0.02

Company Increases Full-Year 2005 Financial Guidance

SAN DIEGO, CA — April 28, 2005 — The Titan Corporation (NYSE: TTN), a leading national security solutions provider, today reported record quarterly revenues of $559 million for the first quarter of 2005, a 23% increase over revenues of $454 million for the first quarter of 2004.

Titan’s quarterly revenue growth was attributed primarily to higher revenues from contracts related to homeland security/global war on terrorism, systems integration and engineering, intelligence programs, and government enterprise IT systems.

Titan reported that its backlog at March 31, 2005 totaled a record $6.6 billion compared with $6.2 billion at December 31, 2004.  Bookings were strong at $960 million for the first quarter of 2005, equating to a book-to-bill ratio of 1.7 to 1.

Titan’s net income from continuing operations was $18.2 million, or $0.21 per diluted share, for the first quarter of 2005 compared with $3.6 million, or $0.04 per diluted share, for the first quarter of 2004.  Included in net income from continuing operations for the first quarter of 2005 was a charge of $5.8 million ($3.7 million, net of tax) related to merger, investigation and settlement costs.  These legal costs were almost entirely related to the resolution of the Foreign Corrupt Practices Act (FCPA) investigation which was announced on March 1, 2005.  Included in net income from continuing operations for the first quarter of 2004 were costs of $17.6 million ($11.1 million, net of tax) incurred in connection with the FCPA investigation and Titan’s then-pending merger with Lockheed Martin.

Excluding these costs, Titan’s net income from continuing operations was $21.8 million or $0.25 per diluted share, compared to $14.7 million or $0.17 per diluted share in the same period last year.

Income from discontinued operations was $0.9 million, net of tax, which resulted in net income of $19.0 million, or $0.22 per diluted share, for the first quarter of 2005 compared with net income of $3.1 million, or $0.03 per diluted share, for the first quarter of 2004.  The first quarter of 2004 includes a loss from discontinued operations of $0.6 million, net of tax.

“Our 23% year-over-year first quarter revenue growth, none of which was acquisition-related, and our record backlog and revenues demonstrate the success of our strategy in providing full lifecycle support on mission-critical national security programs,” said Gene W. Ray, president, chairman, and CEO.

(1) Adjusted EPS is a non-GAAP financial measure, defined as earnings per share from continuing operations, excluding the effect of merger, investigation, and settlement costs (see attached reconciliation table).

First Quarter and Recent Highlights

•      In the first quarter of 2005, Titan won 4 of 4 bids that each had a potential revenue value of $100 million-plus.

•      At March 31, 2005, Titan had four $100 million-plus revenue potential bids awaiting government decision.

•      At March 31, 2005, there were a total of 28 $100 million-plus revenue potential procurements in various stages of the company’s bid & proposal process. Most of these procurements are expected to be awarded within three to 18 months.

•      On March 2, 2005, Titan reported that the U.S. Army had exercised the two three-month option periods of the linguist contract, effectively extending the company’s period of performance to September 2005.

•      On April 22, 2005, Titan closed its previously announced agreement to acquire Intelligence Data Systems (IDS), a high-technology and professional services firm supporting the U.S. intelligence community, for $42.5 million in cash.

The following table highlights major new contracts awarded to the company during the first quarter of 2005, which contributed to first quarter bookings, thereby providing future revenue visibility and growth opportunities:

	Contract Name	Ceiling Value(2)	Duration(3)

1	Joint Task Force Civil Support (JTF-CS) — US NORTHCOM	$164 million	15 years
2	FAA MMAC IT Support Services	$174 million	5 years
3	Naval Air Warfare Center Aircraft Division, Business & Financial Support	$135 million	5 years
4	SPAWAR Charleston, Navigation Systems Support	$126 million	5 years

(2) Ceiling Value is the maximum value of supplies and services that can be ordered by the customer during the entire contract term, including option periods, if applicable.

(3) Duration is the term of the base contract period, plus option periods.

Operating Overview

Year-over-year revenue growth for the first quarter of 2005 resulted principally from contracts awarded between 2002 and 2004, primarily with the U.S. military, homeland security and intelligence communities, including:

•      Titan’s linguist contract with the U.S. Army;

•      U.S. Air Forces in Europe (USAFE) intelligence and operational support;

•      U.S. Navy Shipbuilding Office (NAVSHIPSO) system integration, installation and lifecycle support;

•      National Security Agency (NSA) Enterprise Program Management (EPM) contract;

2

•      National Cryptologic School training and employee development.

GAAP operating profit as a percentage of revenues was 6.9% for the first quarter of 2005 versus 3.3% for the first quarter of 2004.  Included in operating profit for the first quarter of 2005 and 2004 are merger, investigation and settlement costs of $5.8 million and $17.6 million, respectively.  Operating profit as a percentage of revenues, before the aforementioned costs, was 7.9% for the first quarter of 2005, and 7.1% for the first quarter of 2004.

Net interest expense was $9.7 million for the first quarter of 2005, as compared to $9.0 million for first quarter 2004.

Liquidity

Days sales outstanding (DSO) was 85 in the first quarter of 2005, unchanged from December 31, 2004.  While DSO improved on the Army linguist contract, it was equally offset by slower payments in March on other contracts.  Titan expects DSO will be reduced to the low 70’s by year-end 2005.

Availability under Titan’s senior revolver at March 31, 2005 was $85.8 million.  Borrowings under Titan’s senior revolver at March 31, 2005 increased by $29.1 million from borrowings at the end of 2004.  The increase in borrowings was primarily attributable to the government settlement payment of $28.5 million in March 2005 and payment of legal fees and other obligations during the first quarter.

Increased Guidance for Full-Year 2005

Titan today issued updated financial guidance for the full-year 2005 that is summarized in the table below.  Increased guidance reflects stronger than expected growth and improved profitability across national security business areas and, to a lesser extent, expected revenues and earnings from the acquisition of IDS.  Guidance assumes profits from higher operating margins will be partially offset by increased FCPA-related legal expenses — primarily costs to defend against the pending class action lawsuits (see footnote 4).

(In $ millions, except for per share data and percentages; all financial data shown below, with the exception of adjusted operating margin, is presented in accordance with GAAP).

Fiscal Year 2005

Revenues	$2,375 to $2,450
Y/Y revenue growth rate	16 to 20%
Operating margin	7.7 to 8.1%
Adjusted operating margin, excluding FCPA-related legal expenses	8.1% to 8.5%(4)
Net income from continuing operations	$89 to $98
EPS from continuing operations	$1.02 to $1.11
Fully diluted projected share count	88.0
Cash flow from continuing operations	$120 to $140(5)

(4) Excludes approximately $10 million ($6.3 million, net of tax) of costs incurred to complete the government FCPA investigations and reach the settlement agreement, and the projected costs of defending legal claims against the company and its current and/or former employees related to this matter.

(5) Net cash flow from continuing operations guidance for 2005 reflects a payment of $28.5 million for the FCPA settlement, reached and paid on March 1, 2005, with the Department of Justice and the Securities and Exchange Commission.

3

Our guidance for 2005 does not include any provision with respect to the settlement or other resolution of pending class action lawsuits which, if resolved unfavorably to Titan, could have a material adverse effect on our financial results.  Please refer to Titan’s public filings for further discussion of these risks.

“Our strong first quarter performance, recent contract wins, robust pipeline, and demonstrated abilities of the Titan team to execute for our customers give us confidence in our continued growth,” concluded Ray.

Conference Call Information

As previously announced, Titan management will host a conference call later today at 8:00 a.m. Pacific (11:00 a.m. Eastern). The conference call dial-in number is (800) 299-7928. International callers may dial (617) 614-3926. No access code is required. The call will also be webcast live via Titan’s website at www.titan.com.

An archive of the webcast will be available two hours following the conference call. A telephone replay of the call wi1l be available beginning at 1:00 p.m. (Eastern) on April 28, 2005 through May 5, 2005, at 3:59 p.m. (Eastern) by dialing (888) 286-8010 (access code 10974854). International replay number is (617) 801-6888 (access code 10974854).

About Titan

Headquartered in San Diego, The Titan Corporation is a leading provider of comprehensive information and communications systems solutions and services to the Department of Defense, intelligence agencies, and other federal government customers. As a provider of national security solutions, the company has approximately 12,000 employees and annualized sales of more than $2.2 billion.

Certain statements contained in this news release that are not historical facts may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include, without limitation, the statements of Gene Ray, our updated financial guidance for full-year 2005, expectations and projections of revenue, including revenues expected to be realized from first-quarter contract wins, revenue growth rates, operating margins, net income from continuing operations, earnings per share from continuing operations, fully diluted projected share count, cash flow from continuing operations for 2005, our expectations regarding our future prospects, including the sustainability of our growth rate, increased operating margins and enhanced profitability, reduction in DSO, and our ability to win and execute the contracts resulting from pending bids outstanding, and other large contract opportunities.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include risks associated with the company’s dependence on continued funding of U.S. Department of Defense and federal civilian agency programs; contract termination or non-renewal risks; risks related to the uncertain outcome of pending class action and other litigation against us; and other risks described in Titan’s SEC filings, including Titan’s Annual Report of Form 10-K for the year ended December 31, 2004.  Titan undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This news release contains certain non-GAAP financial measures that we believe allow investors and analysts to measure, analyze and compare our financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures is presented in the tables below and filed with the SEC, a copy of which will be available through the investor relations portion of our website.

Media Contact: Wil Williams, Vice President for Corporate Communications, (858) 552-9724 or wwilliams@titan.com

Investor Relations Contact:  The Berlin Group, Inc. (858) 552-9896 or invest@titan.com

If you would like to receive press releases via electronic mail, please contact: invest@titan.com

For more information on The Titan Corporation, please visit our website at: www.titan.com or visit Titan’s investor page at: www.titan.com/investor

[FINANCIAL TABLES TO FOLLOW]

4

THE TITAN CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three months ended
	March 31,
	2005	2004
Revenues	$558,993	$454,022

Costs and expenses:
Cost of revenues	470,495	382,272
Selling, general and administrative	40,592	35,889
Research and development	3,591	3,418
Merger, investigation and settlement costs	5,818	17,579
Total costs and expenses	520,496	439,158
Operating profit	38,497	14,864
Interest expense - net	(9,682)	(8,953)
Net gain on sale of assets	—	563
Income from continuing operations before income taxes	28,815	6,474
Income tax provision	10,662	2,843
Income from continuing operations	18,153	3,631
Income (loss) from discontinued operations, net of tax	859	(572)
Net income	19,012	3,059
Dividend requirements on preferred stock	—	(190)
Net income applicable to common stock	$19,012	$2,869

Basic earnings (loss) per share:
Income from continuing operations	$0.21	$0.04
Income (loss) from discontinued operations, net of tax	0.01	(0.01)
Net income	$0.22	$0.03

Weighted average shares	84,802	82,767

Diluted earnings (loss) per share:
Income from continuing operations	$0.21	$0.04
Income (loss) from discontinued operations, net of tax	0.01	(0.01)
Net income	$0.22	$0.03

Weighted average shares	87,831	86,884

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THE TITAN CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands)

As of
March 31, 2005

Cash and cash equivalents	$19,322

Accounts receivable - net	519,480

Inventories	19,227

Current portion of amounts outstanding under line of credit	3,500

Long-term portion of amounts outstanding under line of credit	381,875

Stockholders’ equity	371,941

Reconciliation of As Reported GAAP Income from Continuing Operations and Earnings per Share to Adjusted Non-GAAP Income from Continuing Operations and Earnings per Share

(in thousands, except per share data)

	Three months ended		Three months ended
	March 31, 2005	Adjustments	March 31, 2005
	(As Reported)		(As Adjusted)

Income from continuing operations before income taxes	$28,815	5,818	$34,633

Income tax provision	10,662	2,153	12,815

Income from continuing operations	$18,153	3,665	$21,818

Diluted earnings per share from continuing operations	$0.21		$0.25

Diluted weighted average shares	87,831		87,831

Note: The adjustment of $5,818 reflects the exclusion of merger, investigation and settlement costs and the adjustment of $2,153 reflects the tax effect for these costs using a 37% rate.

	Three months ended		Three months ended
	March 31, 2004	Adjustments	March 31, 2004
	(As Reported)		(As Adjusted)

Income from continuing operations before income taxes	$6,474	17,579	$24,053

Income tax provision	2,843	6,504	9,347

Income from continuing operations	$3,631	11,075	$14,706

Diluted earnings per share from continuing operations	$0.04		$0.17

Diluted weighted average shares	86,884		86,884

Note: The adjustment of $17,579 reflects the exclusion of merger, investigation and settlement costs and the adjustment of $6,504 reflects the tax effect for these costs using a 37% rate.

Reconciliation of As Reported GAAP Operating Profit and Operating Margin

to Adjusted Non-GAAP Operating Profit and Operating Margin

(in thousands, except margin data)

	Three months ended		Three months ended
	March 31, 2005	Adjustments	March 31, 2005
	(As Reported)		(As Adjusted)

Operating profit	$38,497	5,818	$44,315

Operating margin	6.9%	1.0%	7.9%

	Three months ended		Three months ended
	March 31, 2004	Adjustments	March 31, 2004
	(As Reported)		(As Adjusted)

Operating profit	$14,864	17,579	$32,443

Operating margin	3.3%	3.9%	7.1%

Note: The adjustment of $5,818 and $17,579 in 2005 and 2004, respectively, reflects the exclusion of merger, investigation and settlement costs.

Full Year 2005 Guidance

Reconciliation of Expected GAAP Operating Margin Range to Adjusted Expected Operating Margin Range

(in thousands, except margin data)

	2005 Expected		2005 Expected
	Operating Margin	Adjustments	Operating Margin
			(As Adjusted)

Low End of Range	7.7%	0.4%	8.1%

High End of Range	8.1%	0.4%	8.5%

Note: The adjustment of 0.4% reflects the $10.0 million expected FCPA-related legal expenses as a percentage of the low end and high end of the expected range for revenues.

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